FORM 8-K

UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010

AMERICAN HOME FOOD PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

500 West 37th Street New York, New York	10018
(Address of Principal Executive offices)	(Zip Code)

Registrant's telephone number, including area code 212-871-3150

Title of each class	Name of each exchange on which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 22, 2010, the Registrant announced that it held  its annual meeting of the company’s common shareholders.  At the meeting, the shareholders elected the following eight nominees to the board of directors:

Mr. Keith DeMatteis
Mr. Daniel W. Dowe
Mr. Charles Knott
Mr. William Lavin
Mr. Donald Moriarty
Mr. John Nesbett
Mr. Jeffrey Roberts
Mr. Thomas Thornton

The shareholders also approved the change of Registrant's corporate name to Artisanal Brands, Inc. to correspond with its brand name, Artisanal Premium Cheese.   Shareholders also approved the appointment of Sherb & Co., LLP, to serve as the Company’s auditing firm for the fiscal year ending May 31, 2011.

Registrant's President and Chief Executive Officer, Daniel W. Dowe, provided shareholders with an overview of the company’s immediate plans to expand its brand within the three market segments it serves – foodservice, retail, and direct consumer-online.   The Company is exploring several expansion initiatives in the retail sector, including potential opportunities with regional retail cheese distributors and global wine and spirit companies.

A copy of the announcement is attached to this Form 8-K.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99	Press release dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
President

DATED:  July 23, 2010